UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2021

SYSOREX, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55924	68-0319458
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13880 Dulles Corner Lane Suite 175 Herndon, Virginia	20171
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 800-929-3871

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On March 25, 2021, Sysorex, Inc. (the “Company”) filed with the Securities and Exchange Commission (“SEC”) a Current Report on Form 8-K (the “Initial Report”) for the purpose of announcing its entry into a Letter Agreement dated March 19, 2021 (the “Letter Agreement”) with First Choice International Company, Inc. (“Lender”) providing for the advance payment by the Lender of $2,000,000 (the “Advance” or “Principal Amount”) to Systat Software, Inc. (“Systat”) on behalf of the Company. The purpose of this amendment to the Initial Report is to announce the completion of a definitive loan agreement between the Company and First Choice pertaining to repayment of the Advance.

Item 1.01	Entry into a Material Definitive Agreement.

On March 31, 2021, the Company and the Lender entered into a Commercial Loan Agreement (“Loan Agreement”) and Promissory Note (“Note”) (collectively, the “Loan Documents”). Under the terms of the Note, the Company must repay the Principal Amount plus any accrued and unpaid interest as a balloon payment no later than June 30, 2021. Interest under the Note will accrue monthly at a rate of one percent (1%) per month (“Interest”) on the outstanding Principal Amount payable Interest only on the 28th day of each month.

On March 19, 2021, pursuant to the Letter Agreement, and as a condition of the Advance, Systat assigned to Lender that certain Secured Promissory Note of the Company in the principal amount of $3,000,000 with an issuance date of June 30, 2020 (the “Indebtedness”). Pursuant to the Loan Agreement, the Company and Lender have agreed that the Indebtedness shall be cancelled in exchange for the issuance of 5,272,408 shares (“Pledged Shares”) of the Company’s Common Stock, which Pledged Shares shall be held in escrow by the Company’s transfer agent as collateral to secure the repayment obligations owed under the Loan Documents. In connection therewith, and prior to issuance of the Pledged Shares, the Company and the Lender entered into a Stock Pledge Agreement dated as of March 31, 2021 (the “Pledge Agreement”) providing for the pledge of the Pledged Shares to secure full and punctual payment and discharge of the Note, and all accrued or unpaid Interest and fees under the Loan Documents. The Company and the Lender are continuing to negotiate the terms of a Securities Settlement Agreement (“SSA”), which will set forth the terms and conditions regarding when the Pledged Shares shall be issued or become issuable.

Pursuant to the Loan Documents, upon the full and timely repayment of the Principal Amount and all accrued or unpaid Interest and fees, the Lender has agreed that the Pledged Shares shall be deemed returned to the Company and cancelled in full. If the Note is not timely repaid and there is a continuing Event of Default, which cannot be cured, the Pledged Shares shall be timely released to the Lender. Should the Lender achieve repayment from sale of the Pledged Shares including all accrued or unpaid Interest and fees under the Loan Documents, the Note shall be discharged. Until the Note has been discharged, the Lender shall have all other rights available to it as a debtholder in accordance with the Loan Documents, at law and in accordance with principles of equity.

The above summaries of the Loan Agreement, Note, and Pledge Agreement are not intended to be complete, and are qualified in their entirety by reference to the full text of the Loan Agreement and Note, and Pledge Agreement, copies of which are filed herewith as Exhibits 10.1 and 10.2, respectively, and which are incorporated herein by reference.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registration.

The information set forth in Item 1.01 of this Current Report on Form 8-K, to the extent required by this Item 2.03, is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K, to the extent required by this Item 3.02, is incorporated herein by reference. The Shares of common stock that may be issued pursuant to the Pledge Agreement will be sold and issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and/or Rule 506 promulgated under the Securities Act as sales to an accredited investor, and in reliance on similar exemptions under applicable state laws.

The Company currently has 494,311 shares of common stock outstanding, excluding any shares that may be issued pursuant to the Pledge Agreement and SSA or previously disclosed pledge arrangements.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Commercial Loan Agreement and Promissory Note, dated as of March 31, 2021 by and between Sysorex, Inc. and First Choice International Company, Inc.
10.2	Stock Pledge Agreement, dated as of March 31, 2021 by and between Sysorex, Inc. and First Choice International Company, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYSOREX, INC.

Date: April 6, 2021	By:	/s/ Zaman Khan
	Name:	Zaman Khan
	Title:	Chief Executive Officer

4